EXHIBIT 10.1

BUSINESS PLAN

FOR MINERALS MINING CORPORATION

1. THE BASIC PLAN

The Company is and has been engaged in the discovery and development of precious metals with mining properties in California that have over 7,000,000 troy ounces of gold and 19,000,000 troy ounces of silver. The Company is also planning the acquisition of mining properties in China, Russia and Romania. The reason for the focus on gold and silver has to do with the price of these metal. The value of precious metals continues to grow, offering shareholders the potential for profitability. Based on current prices and the known reserves, the Company has gold worth approximately  $6,265,000,000 and silver valued at $305,900,000. As gold prices presently are reaching sky-high values, the Company is planning to go into a big mining venture to recover the gold and silver in the proven reserves as soon as the price of gold even increases more drastically in the near future.

2.           RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution. The securities offered hereby are speculative, and prospective investors should be aware that purchase of these Securities involves a high degree of risk. Accordingly, the securities should be purchased only by persons who can afford to lose their entire investment.

3.           MARKET PRICE OF COMMON STOCK

The Common Stock has traded on the “pink sheets” maintained by the National Quotation Bureau and on the NASD’s Electronic Bulletin Board since April 25, 1976. The following table gives the high and low prices since  December 31, 2006 reported by the market makers of the Equity Units. These prices are without retail mark up of markdowns and commissions, and may not reflect actual transactions. The Company does not believe that  trading of its Equity Units currently is reflective of an established trading market. The stock is no longer traded on the “pink sheet”.

2008	LOW	HIGH
1st	Quarter No Trading

2007	LOW	HIGH
1st	Quarter No Trading
2nd	Quarter No Trading
3rd	Quarter No Trading
4th	Quarter No Trading

2006	LOW	HIGH
1ST	Quarter No Trading
2nd	Quarter No Trading
3rd	Quarter No Trading
4th	Quarter No Trading

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2005	LOW	HIGH
1st	Quarter No Trading
2nd	Quarter No Trading
3rd	Quarter No Trading
4th	Quarter No Trading

2004	LOW	HIGH
1st	Quarter No Trading
2nd	Quarter No Trading
3rd	Quarter No Trading
4th	Quarter No Trading

2003	LOW	HIGH
1st	Quarter No Trading
2nd	Quarter	No Trading
3rd	Quarter No Trading
4th	Quarter No Trading

2002	LOW	HIGH
1st	Quarter No Trading
2nd	Quarter No Trading
3rd	Quarter No Trading
4th	Quarter No Trading

2001	LOW	HIGH
1st	Quarter No Trading
2nd	Quarter No Trading
3rd	Quarter No Trading
4th	Quarter No Trading

2000	LOW	HIGH
1st	Quarter No Trading
2nd	Quarter No Trading
3rd	Quarter No Trading
4th	Quarter No Trading

The Company trading is pending approval. As of December 31, 2006 there were approximately 576 holders of Company Equity Units. No trading or volume is available because the shares of the Equity Units are waiting for Approval from the appropriate Stock Exchange before starting to trade.

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